EXHIBIT (J)

                               CONSENT OF COUNSEL



                  We hereby consent to the use of our name and to the references to our Firm under the caption "Legal Counsel" in the Statement of Additional Information included in Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), of Turner Funds (File No. 333-00641). This consent does not constitute a consent under Section 7 of the 1933 Act, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.




                                                 /s/ Drinker Biddle & Reath LLP
                                                 ------------------------------
                                                 Drinker Biddle & Reath LLP



Philadelphia, Pennsylvania
November 30, 2004